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                                                                   EXHIBIT 4.05


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated June 5, 2002 (the "Agreement"), is entered into by and among Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Company"), and Crescent Finance Company ("Crescent Finance" and, together with the Company, the "Issuers") and Richard E. Rainwater, Darla D. Moore, Courtney E. Rainwater, Matthew J. Rainwater, R. Todd Rainwater, Rainwater, Inc. and The Richard E. Rainwater Charitable Remainder Unitrust No. 2 (together with their successors or assigns, the "Initial Purchasers").

                                    RECITALS

         WHEREAS, the Issuers and the Initial Purchasers entered into a Registration Rights Agreement, dated April 10, 2002 (the "Initial Agreement"), providing the Initial Purchasers with certain registration rights in connection with their purchase of $50,000,000 aggregate principal amount of the Issuers' 9.25% Senior Notes due 2009 (the "Securities"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Initial Agreement.

         WHEREAS, the Initial Agreement incorrectly references a Purchase Agreement, dated April 10, 2002, by and among the Issuers and the Initial Purchasers (the "Purchase Agreement"), which does not exist.

         WHEREAS, the Issuers and the Initial Purchasers desire to amend and restate the Initial Agreement as provided herein solely in order to remove all references to the Purchase Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Texas are authorized or required by law to remain closed.

         "Closing Date" shall mean April 15, 2002.

         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "Crescent Finance" shall have the meaning set forth in the preamble and shall also include Crescent Finance's successors.

         "Effectiveness Period" shall have the meaning set forth in Section 2(a) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

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         "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

         "Indenture" shall mean the Indenture relating to the Securities dated as of April 15, 2002 among the Issuers and UMB Bank, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

         "Initial Purchasers" shall have the meaning set forth in the preamble.

         "Majority Holders" shall mean the holders of a majority of the aggregate principal amount of outstanding Registrable Securities then-held by Holders.

         "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including any document incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Shelf Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel,
(vii) the fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but

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excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) hereof that covers all the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

         "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

         "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to one or more underwriters for reoffering to the public.

         2. Registration Under the Securities Act. (a) The Issuers shall use their reasonable best efforts to cause to be filed, as soon as practicable following the sixtieth (60th) day after the Closing Date, but in no event prior to filing of the Exchange Offer (as that term is defined in the Offering Memorandum), a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC, provided that, the Shelf Registration Statement shall not be declared effective prior to the completion of the Exchange Offer.

         The Issuers agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Registrable Securities, (ii) the date on which all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (iii) the date on which no Registrable Securities are outstanding (the "Effectiveness Period"). The Issuers further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by any Holder to include information with respect to such Holder to facilitate sales of such Holder's Registrable Securities, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Issuers agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.


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                  (b) The Issuers shall pay all Registration Expenses in
         connection with the registration pursuant to Section 2(a) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

         In the event that the Shelf Registration Statement is not declared effective on or prior to October 15, 2002 (the "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (i) 0.50% per annum with respect to the first 90-day period immediately following the Target Registration Date or (ii) if the Shelf Registration Statement is not declared effective at the end of such 90-day period, by an additional 0.50% per annum, in each case until the Shelf Registration Statement is declared effective by the SEC or the Securities become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest.

         If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

         Notwithstanding the foregoing, if the Issuers shall request Holders of Securities to provide information called for by this Agreement for inclusion in the Shelf Registration Statement, the Securities owned by Holders who do not deliver such information to the Issuers will not be entitled to an increase in the interest rate on such Holder's Securities for so long as such Holder's failure to provide such information continues.

                  (d) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with their obligations under Section 2(a) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Section 2(a) hereof.

         3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) hereof, the Issuers shall as expeditiously as possible:

                  (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the Securities Act, which form
         (x) shall be selected by the Company, (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;


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                                      -5-


                  (b) prepare and file with the SEC such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

                  (c) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the public sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a broker or dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is already not so subject;

                  (e) notify each Holder of Registrable Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing
         (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) (A) of any request by the SEC or any state securities authority for amendments or (B) supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, (A) the representations and warranties of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or (B) if the Issuers receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding

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                                      -6-


         for such purpose, (v) of the happening of any event during the period of the Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Issuers that a post-effective amendment to a Shelf Registration Statement would be appropriate;

                  (f) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

                  (i) upon the occurrence of any event contemplated by Section 3(e)(v) and 3(e)(vi) hereof, use their reasonable best efforts to prepare and file with the SEC any required supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuers have amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) a reasonable time prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers or Holders and their counsel and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Purchasers or Holders or their counsel reasonably available for discussion of such document; and the Issuers shall not, at any time after initial filing of a Shelf Registration Statement, file any Prospectus, any amendment of or supplement to a Shelf Registration Statement or a Prospectus, of which the Initial Purchasers or Holders and their counsel shall not have previously been advised and furnished a copy and of which the Initial Purchasers or Holders or their counsel shall not have objected to within 10 Business Days of the date of receipt;


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                  (k) obtain a CUSIP number for all Registrable Securities, as the case may be, not later than the effective date of a Shelf Registration Statement;

                  (l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Registrable Securities; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (m) make available for inspection by a representative of the Holders of the Registrable Securities (an "Inspector"), any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers, and cause the respective officers, directors and employees of the Issuers to supply all information reasonably requested by any such Inspector, managing underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuers as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or underwriter);

                  (n) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder to facilitate sales of Registrable Securities by such Holder and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

                  (o) use its reasonable best efforts to enter into such customary agreements and take all such other actions as are reasonably requested in connection therewith (including those requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering, and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any underwriters of such Registrable Securities with respect to the business of the Issuers and the Company's subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuers (which opinions, in form, scope and substance, shall be reasonably satisfactory to the Majority Holders and the managing underwriters and their respective counsel) addressed to each selling Holder and underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Issuers (and, if necessary, any other certified public accountant of any subsidiary of the Issuers, or of any business acquired by the Issuers for which

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         financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling Holder and underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or the underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

         The Issuers may require each Holder of Registrable Securities to furnish to the Issuers such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuers may from time to time reasonably request in writing. The Issuers may exclude from any Shelf Registration Statement the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration Statement is effected is deemed to agree to furnish promptly (and in any event within 10 Business Days) to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by the Holder not materially misleading.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(e)(ii)(A), 3(e)(iii), 3(e)(iv)(B) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

         If the Issuers shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Issuers shall extend the Effectiveness Period by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received (i) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (ii) the Advice.

         Subject to Section 3(o), the Holders of at least $25 million in aggregate principal amount of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, underwriters that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and shall be approved by the Company, which approval shall not be unreasonably withheld. No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (ii) completes and executed all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required in connection with such Underwritten Offering.


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         4. Indemnification and Contribution. (a) The Issuers jointly and severally agree to indemnify and hold harmless each Initial Purchaser, each Holder, the officers and directors of each Initial Purchaser and each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any Prospectus, or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities (i) arise out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuers in writing by such Initial Purchaser or Holder expressly for use therein or (ii) would not have arisen if such Initial Purchaser or Holder had not failed to deliver a prospectus, or amended or supplemental prospectus.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the other selling Holders, their respective affiliates, the officers and directors of the Issuers and each Person, if any, who controls the Issuers or any other selling Holder within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in the Shelf Registration Statement and any Prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 4 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
         Section 4. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, (i) in case the Indemnified Persons are Holders, their officers or directors and any control Persons, counsel to the Indemnified Persons shall be selected by the Majority Holders and (ii) in the case the Indemnified Persons are the Issuers, their officers and directors and any control Persons, counsel to the Indemnified Persons shall be selected by the Issuers. In any such proceeding, any Indemnifying Person shall have the right to participate in the defense by retaining its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnifying Person; provided however that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in

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                                      -10-


         addition to any local counsel) separate from their own counsel for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in paragraphs (a) and
         (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from the offering of the Securities, on the one hand, and by the Holders from receiving Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Issuers and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' respective obligations to contribute pursuant to Sections 4(d) and 4(e) are several in proportion to the respective number of Registrable Securities of such Holder that were registered pursuant to a Shelf Registration Statement.

                  (f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers or the officers or directors of or any Person controlling the Issuers, (iii) acceptance of any of the Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

         5. General.

                  (a) No Inconsistent Agreements. The Issuers represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers under any other agreement and (ii) neither of the Issuers has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of at least the Majority Holders of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 5(b) shall be by written consent by each of the parties hereto.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to each of the Initial Purchasers, c/o J. Randall Chappel, Attorney-in-Fact, 777 Main Street, Suite 2250, Fort Worth, Texas 76102 (fax: 817-820-6650, telephone: 817-820-6660), with a copy to Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201 (fax: 214-969-1751, telephone: 214-969-1392),
         Attention: Christopher D. Ray, Esq.; and (ii) if to the Issuers, initially to 777 Main Street, Suite 2100, Fort Worth, Texas 76102,
         Attention: Corporate Secretary, (fax: 817-321-2000, telephone:
         817-321-2100), with a copy to Shaw Pittman LLP, 2300 N Street, NW, Washington, DC 20037, Attention: Robert B. Robbins, Esq., (fax:
         202-663-8007, telephone: 202-663-8136) and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                  (e) Purchases and Sales of Securities. The Issuers shall not, and shall use their reasonable best efforts to cause their non-Holder affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

                  (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and all applicable federal laws.

                  (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

         6. Effectiveness. This Amendment shall become effective immediately upon execution by the Issuers and the Initial Purchasers.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          CRESCENT REAL ESTATE EQUITIES LIMITED
                                          PARTNERSHIP


                                          By: CRESCENT REAL ESTATE EQUITIES,
                                              LTD., its general partner


                                               By: /s/Jane E. Mody
                                                  -----------------------------
                                               Name:  Jane E. Mody
                                               Title:  Executive Vice President,
                                                         Capital Markets


                                          CRESCENT FINANCE COMPANY


                                              By: /s/Jane E. Mody
                                                 ------------------------------
                                              Name:  Jane E. Mody
                                              Title:  Executive Vice President,
                                                         Capital Markets




Confirmed and accepted as of the
date first above written:


/s/ J. Randall Chappel
------------------------------------------
J. Randall Chappel, Attorney-in-Fact for
(i) Richard E. Rainwater, Darla D. Moore,
Courtney E. Rainwater, Matthew J.
Rainwater, and R. Todd Rainwater,
individually, (ii) Richard E. Rainwater,
Trustee of The Richard E. Rainwater
Charitable Remainder Unitrust No. 2, and
(iii) Richard E. Rainwater as President of
Rainwater, Inc.